Exhibit 99.2

Crestwood Holdings LLC
2,497,071 NRGM Common Units
100%
99.0% Limited Partner Interest
100% General Partner Interest
Crestwood Gas Services Holdings LLC
35,103,113 NRGY Common Units
4,387,889 NRGY Subordinated Units
25,347,431 NRGM Common Units
1.0% Limited Partner Interest
Inergy Holdings, L.P.
100% Ownership Interest
23.1% Limited Partner Interest
Inergy GP, LLC
Non-Economic General Partner Interest
Inergy, L.P.
(NYSE: NRGY)
Incentive Distribution Rights
76.9% Limited Partner Interest
Public Unitholders
1.5% Limited Partner Interest
15.7% Limited Partner Interest
100% Membership Interest
MGP GP, LLC
100% Limited Partner Interest
Non-Economic General Partner Interest
Inergy Midstream Holdings, L.P.
100% Membership Interest
NGRM GP, LLC(3)
Incentive Distribution Rights
Public Unitholders (1)(2)
96,919,190 Common Units
60% Limited Partner Interest
Former CMLP Public Unitholder
36,748,307 Common Units
Non-Economic General Partner Interest
22.8% Limited Partner Interest
Inergy Midstream, L.P.
(NYSE: NRGM)
100% Ownership Interest
Operating Subsidiaries(4)

(1)	Includes Inergy Midstream, L.P. (“NRGM”) common units distributed to Inergy, L.P. unitholders by Inergy, L.P. on June 18, 2013.
(2)	Includes NRGM common units held by NRGM executive officers and directors.
(3)	Includes interests held in Crestwood Midstream Partners LP’s (“CMLP”) general partner.
(4)	Following the Merger, CMLP will be a wholly owned subsidiary of NRGM. Following the consummation of the Merger, NRGM currently intends to, but is not obligated to, merge CMLP into NRGM promptly following the Merger, with NRGM continuing as the surviving entity.

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